UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2023

 United Fire Group Inc.
(Exact name of registrant as specified in its charter)

Iowa	001-34257	45-2302834
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

118 Second Avenue SE
Cedar Rapids	Iowa	52401
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (319) 399-5700
_______________________N/A________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	UFCS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics

On August 18, 2023, the board of directors (the "Board") of United Fire Group, Inc. (the "Company") amended its Code of Ethics and Business Conduct (the "Code"), which governs the conduct of all directors, officers and employees of the Company and its subsidiaries. The Company's prior Code of Ethics and Business Conduct was adopted a number of years ago. The Board believes the revised Code is more robust and detailed and better reflects the Company's current practices and the current standards in public company corporate governance.

The revised Code provides enhanced descriptions of the types of situations that would or may involve a conflict of interest. It also provides more detailed guidelines with regard to determination of conflicts of interest, the process for disclosure of such transactions and guidance on duties to directors, officers and employees within the context of corporate opportunities. The revised Code includes a provision detailing the Company’s prohibition on bribery and corruption. The revised Code also contains a provision on money laundering prevention and compliance with sanctions. The revised Code provides a more detailed description of what constitutes insider trading and securities trading. The revised Code includes provisions on fair competition and anti-trust, as well as responsible engagement of third parties. The revised Code encourages employees to contact the Employee Assistance Program for concerns related to substance abuse. The revised Code discloses the Company’s prohibition on weapons in the workplace, as well as the Company’s prohibition on human trafficking, forced labor, slavery, or child labor by the Company or any third party with whom the Company does business. The revised Code implements more detailed standards for reporting and enforcement of violations of the revised Code, procedures for obtaining waivers of Code violations and a prohibition against retaliation against parties who make good faith reports of known or suspected acts of misconduct or other violations. The revised Code also encourages employees to discuss questions concerning compliance with the Code with a member of the Company’s human resources department, the Company’s chief legal officer, or the ethics hotline.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Code, which can be found on the Company's investor website at ir.ufginsurance.com under "Overview - Governance Documents - Code of Ethics and Business Conduct."

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document.)

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Fire Group, Inc.
(Registrant)

Dated:	August 21, 2023	/s/ Kevin J. Leidwinger
Kevin J. Leidwinger, Chief Executive Officer

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